CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-120082 on Form SB-2 of JMG Exploration Inc. of our report dated May 16, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Irvine, California

February 11, 2008